Report of Independent Accountants


To the Board of Directors and Shareholders of Korea Equity Fund, Inc.

In planning and performing our audit of the financial statements of Korea Equity Fund, Inc.
(the "Company") for the year ended
October 31, 2003, we considered its
internal control, including
control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to provide assurance
on internal control.

The management of the Company is
responsible for establishing
and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit
 pertain to the entity's objective of
preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose
all matters in internal control that
might be material weaknesses under
standards established by the American
Institute of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of one or
more of the internal control components
does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding securities, t hat we consider to be material weaknesses as defined above as of October 31, 2003.





This report is intended solely for the
information and use of
the Board of Directors, management
and the Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.

PricewaterhouseCoopers LLP

December 12, 2003









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